CCTI

Clean Coal Technologies, Inc.

12518 W.Atlantic Blvd.

Tel (954) 344-2727

Coral Springs, FL 33071

Fax (954) 757- 1765

E-mail: cleancoaltech@yahoo.com

LETTER OF UNDERSTANDING AND AGREEMENT November 5,2010

The following terms and conditions represent the basis of a legal agreement between Clean Coal Technologies, Inc. of 12518 W. Atlantic Blvd., Coral Springs, FL 33071; herein after known as: (CCTI) and Morgan Brown Ayres and Company, Inc.; 1715 Potomac, Ste 2#;Houston,Tx. 77057, herein after known as: (MBA).

Whereas CCTi and MBA desire to form a legal business relationship to commercialize proprietary technology owned by CCTI within the state of Tennessee, and all TVA properties in other States. It is further agreed that MBA has specific relationships In West Virginia and Texas that will be part of this agreement. These relationships (companies) will be clearly defined in the final contract and upon a fully executed NDA).

The following terms and conditions will form the basis of such agreement:

•

A Single Purpose Company (SPC) shall be formed in and under the laws of the State of
Tennessee.

•

The SPC shall be the licensee of the CCTI technology.
•    Ownership shall be 55 % MBA and 45 % CCTI.

*

The purpose of the corporation shall be to build modular plants in the above referenced
Territory that shall be a commercially competitive operation. The initial facility shall be built in
Tennessee at an approximate cost of USD $25,000,000.00, excluding land, improvements and infrastructures. It is agreed that all (i.e., 100%) costs for this initial facility shall be procured by
MBA from sources that may include clients such as TVA, coal mining operators, Government grants, or financial investors, as deemed appropriate by MBA and CCTI. In addition, MBA will be responsible for obtaining necessary licenses, permits and any other approvals related to the infrastructure of the plant site.

*

All Intellectual property shall remain the sole property of CCTI and shall be granted to the SPC for deployment as a licensee.

*

License fee(s) and all royalty payments will conform to the CCTI licensing agreement that is attached as appendix 1 and shall be an integral part of this agreement. (The attached US licensing agreement is the standard one Issued by CCTI, we will, jointly, with MBA, amend the terms to match the specific terms and conditions of the SPC)

•   The agreement will be subject to negotiation of a mutually acceptable Shareholders' Agreement and Operating Agreement.

Responsibilities of CCTI:

*

To provide the technology.

*

Technical support.

*

5AIC / Benham - Design, engineering, procurement, and construction oversight.

*

Consulting.

*

Business structuring and advisory assistance in financing.

*

To defend all patent legal issues and Infringements solely at CCTI expense. All patent and intellectual property improvements arising from modifications/incorporations to the base CCTI design will remain the sole property of CCTI, however, CCTI will grant the right to use at no cost to MBA providing that these technologies are deployed In non-competitive applications to those of CCTI."

Responsibilities of MBA:

*

Obtain full support and backing of the State of Tennessee.

*

Secure financing for the pilot plant and subsequent plants in the Territory, and/or, elsewhere as might be appropriate for future business related sales/activity, and as approved by the CCTI board.

*

Coal Feedstock.

*

Introduction and negotiations with TVA. {Tennessee Valley Authority)

*

Off-take/ power purchase agreements from TVA,

*

Local and federal support where applicable.

*

Land assignment for plant and material handling and storage.

*

MBA has the right to solicit and earn financial services management fees outside of the specific terms of the SPC Such fees will be for the sole use of MBA.

Management and daily Operations:

To be negotiated and agreed between the MBA and CCTI.

Dilution:

When and if necessary, on a one to one basis - Suggest 55/45 basis for MBA/CCTI.

Board of Directors:

There shall be five board members, three appointed by MBA and two by CCTI. Ownership:

Should any owner of the SPC wish to divest themselves of 10% or more of their ownership, rights of first refusal to purchase such interest must be given to the other owners of the SPC. Transfer of Technology License and CCTI intellectual capital re-assignment would be at the sole discretion of CCTI. The requirements and limitations on MBA, as defined by the construction of this document forming the subject SPC, shall NOT preclude/restrict MBA's inclusion, or ability, to solicit and obtain, for CCTi's board/management approval, additional clients Any such future business activity which takes place, outside/or beyond the scope of this SPC agreement, shall be handled on a case by case basis, and agreed to between the parties, as to ownership and subsequent accounting treatment. Said potential clients, provided by MBA to CCTI, may qualify to license the CCTI process/technology, subject to CCTI Board approval, and such consent shall not be unreasonably withheld or denied, and/or, engage in any future joint vemure/partnership configuration or affiliation to be negotiated between the parties.

Termination:

Should no material progress be made within 18 months of registration, it is agreed that this agreement will be cancelled and the SPC shall have no further rights to the CCTI technology.

Law:

This contract shall be governed by the laws of the State of Tennessee.

/s/Robin Eves, President

Clean Coal Technologies, Inc.

11/5/2010

/s/Ed A. Ayres, President

Morgan Brown Ayres and Company, Inc.

11/5/2010